September 24, 1996

Paul I. Mansur
Chief Executive Officer
Mansur Industries Inc.
8425 S.W. 129th Terrace
Miami, Florida 33156

         Re:      Initial Public Offering

Gentlemen:

         On July 23, 1996, Mansur Industries Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (No. 333-08657) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to: (i) the sale by the Company of (a) up to 977,500 shares (the "Public Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), (b) 85,000 common stock purchase warrants (the "Representative's Warrants"), and (c) up to 85,000 shares of Common Stock (the "Warrant Shares") issuable upon exercise of the Representative's Warrants; and (ii) the sale by certain selling shareholders of the Company of 150,000 shares of Common Stock (the "Resale Shares"), which Resale Shares are issuable upon conversion of $1,012,500 in principal amount of Convertible Redeemable Notes due June 10, 1997 (the "Convertible Notes"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon copies of (i) the Company's Amended and Restated Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Public Shares, Representative's Warrants, Warrant Shares and Resale Shares and related matters; (iii) the Registration Statement and exhibits thereto; (iv) the Representative's Warrants and the Convertible Notes, and (v) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that:


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Paul I. Mansur
September 24, 1996
Page 2

         1. The Public Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         2. The Representative's Warrants have been duly and validly authorized, and when issued and paid for in accordance with the terms of the Warrant Agreement filed as Exhibit 4.2 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         3. The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Representative's Warrants, will be validly issued, fully paid and nonassessable.

         4. The Resale Shares have been duly authorized and, when issued upon conversion of and in accordance with the Convertible Notes, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                             Sincerely,

                             GREENBERG, TRAURIG, HOFFMAN,
                             LIPOFF, ROSEN & QUENTEL, P.A.



                             By: /S/ GARY M. EPSTEIN
                                ----------------------------
                                Gary M. Epstein

GME:wp
Enclosure